UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

AMYLIN PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Eastbourne Capital Management, L.L.C.

Black Bear Fund I, L.P.

Black Bear Fund II, L.L.C.

Black Bear Offshore Master Fund, L.P.

Richard J. Barry

M. Kathleen Behrens

Charles M. Fleischman

Jay Sherwood

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1

On May 12, 2009, Eastbourne Capital Management, L.L.C. issued a press release announcing that it has sent a letter to shareholders of Amylin Pharmaceuticals, Inc. in connection with Eastbourne’s solicitation of proxies in support of the election of three new directors to the 12 member Board of Directors of Amylin at the 2009 Annual Meeting of Shareholders. A copy of the press release, including the letter is filed herewith as Exhibit 1.